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                               DR. VOLKER VOSSIUS

                       PATENTANWALTSKANZLEI RECHTSANWALTSKANZLEI


DR. VOLKER VOSSIUS,                     DR. VOLKER VOSSIUS Dipl.-Chem.
HOLBEINSTR S81679 MUNCHEN               PATENTWALT
                                        EUROPEAN PATENT ATTORNEY
Diatide, Inc.
Nine Delta Drive                        CORINNA VOSSIUS
Londonderry, NH 03057                   BECHTSANWALTIN
United States of America
                                        TILMAN VOSSIUS
                                        RECHTSANWALT

                                        HOLBEINSTRASSE 5
                                        81679 MUNCHEN
                                        TELEFON: (089) 9828621/22
                                        TELEFAX: (089) 9827306
                                        E-mail: dr. volker vossiusa-online.de
                                                               March 24, 1997
                                                                           AB
Re:  Diatide, Inc.
     Annual Report on Form 10-K For the
     Year Ended December 31, 1996
---------------------------------------

Dear Sirs:

I hereby consent to the reference to my firm under the captions "Business - Patent, Trade Secrets and Licenses" in Diatide Inc.'s Annual Report on
Form 10-K for the Year Ended December 31, 1996.

Very truly yours,



Dr. Volker Vossius




BAYERISCHE VEREINSBANK MUNCHEN KTO.-NR.: 32934668 - BLZ 70020270
BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK MUNCHEN,
KTO.-NR.: 4410429204 BLZ 70020001
V.A.T. NUMBER: DE 130 737 326